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Exhibit 4.1

USA CAPITAL FIRST TRUST DEED FUND, LLC
A Nevada Limited-Liability Company

SUBSCRIPTION BOOKLET AND INSTRUCTIONS

SUBSCRIPTION INSTRUCTIONS

        Attached is the Subscription Agreement and Power of Attorney (the "Subscription Agreement") relating to the purchase of the limited-liability company membership units ("Units") of USA Capital First Trust Deed Fund, LLC, a Nevada limited-liability company (the "Company"). The Company is offering up to 20,000 Units at a purchase price of $5,000.00 per Unit for an aggregate offering amount of $100,000,000.00. The Units are being offered pursuant to the Company's Prospectus dated as of                        , 2002, as amended from time to time by the Company.

        A prospective investor desiring to subscribe for Units must complete and execute the Subscription Agreement in accordance with the instructions herein and send this completed Subscription Booklet and payment for the relevant Units as follows:

  1.
  Verification of Investor Suitability: Please initial the appropriate boxes in Section 2 of the Subscription Agreement (Page 3) and Appendix A to the Subscription Agreement to verify whether the prospective investor is suitable to purchase the Units.

  2.
  Subscription for Units: Please indicate in Section 4 of the Subscription Agreement (Page 3) the number of Units to be purchased.

  3.
  Classification of Units: Of the Units to be purchased, please indicate in Section 5 of the Subscription Agreement (Page 4) the class of Units for the Units to be purchased.

  4.
  Distribution or Reinvestment Election: Please indicate in Section 6 of the Subscription Agreement (Page 4) the election of the prospective investor on whether to reinvest or receive monthly distributions, if any.

  5.
  Investor Information: Please complete Section 8 of the Subscription Agreement (Page 5) by providing the relevant name, address and contact information.

  6.
  Signature Page. Please date and sign the signature page to this Subscription Agreement (Page 7).

        Once the Subscription Booklet is fully completed and executed, the Subscription Booklet and the payment for the Units should be sent to: USA Capital First Trust Deed Fund, LLC, c/o USA Capital Realty Advisors, LLC, 4484 South Pecos Road, Las Vegas, Nevada 89121.

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

        Pursuant to the terms and conditions of this Subscription Agreement and Power of Attorney (this "Agreement"), the undersigned hereby applies to become a member ("Member") of USA Capital First Trust Deed Fund, LLC, a Nevada limited-liability company (the "Company"), and subscribes to purchase the number of limited-liability company membership units in the Company (the "Units") herein indicated in accordance with the Company's Prospectus, as amended (the "Prospectus"), and the terms and conditions of the Company's Amended and Restated Operating Agreement, as amended (the "Operating Agreement"), a copy of which is provided as part of the Prospectus.

        1.    REPRESENTATIONS AND WARRANTIES.    The undersigned represents and warrants to the Company and its manager, USA Capital Realty Advisors, LLC, a Nevada limited-liability company, its successors and assigns (the "Manager") as follows:

          (a)  The undersigned has received, read and fully understand the Prospectus, and in making this investment, the undersigned is relying only on the information provided therein and has not relied on any statements or representations inconsistent with those contained in the Prospectus.

          (b)  The undersigned is aware that this subscription may be rejected in whole or in part by the Manager in its sole and absolute discretion and that the investment, if accepted, is subject to certain risks described in part in the Prospectus in the section entitled "Risks Factors."

          (c)  The undersigned understands that the Units may not be sold or otherwise disposed of without the prior written consent of the Manager, which consent may be granted or withheld in its sole discretion, and that any transfer is subject to numerous other restrictions described in the Prospectus and in the Operating Agreement. The undersigned has liquid assets sufficient to assure the undersigned that such purchase will cause the undersigned no undue financial difficulties and that the undersigned can provide for the undersigned's current needs and possible personal contingencies, or if the undersigned is the trustee of a retirement trust, that the limited liquidity of the Units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

          (d)  The undersigned is of the age of majority (as established in the state in which the undersigned is domiciled), if an individual, and, in any event, the undersigned has full power, capacity and authority to enter into a contractual relationship with the Company. If acting in a representative or fiduciary capacity for a corporation, fund or trust, or as a custodian or agent for any person or entity, the undersigned has full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, fund, trust, person or entity.

          (e)  The undersigned is buying the Units solely for the undersigned's own account, or for the account of a member or members of undersigned's immediate family or in a fiduciary capacity for the account of another person or entity, and not as an agent for another.

          (f)    The undersigned acknowledges and agrees that counsel representing the Company, the Manager and their affiliates does not represent the undersigned and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing the undersigned or any other investor in any respect.

          (g)  To the extent that the undersigned is purchasing the Units in a fiduciary capacity or as a custodian for the account of another person or entity, the undersigned has been directed by that person or entity to purchase the Units, and such person or entity is aware of the purchase of the Units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the Company.

          (h)  The undersigned understands that an investment in the Units will not, in itself, create a retirement plan as described in the Internal Revenue Code of 1986, as amended (the "Code"), and that, to create a retirement plan, the undersigned must comply with all applicable provisions of the Code.

          (i)    The undersigned: (i) is or will be in a financial position appropriate to enable the undersigned to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Fund; (ii) has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and (iii) the investment in the Company is otherwise suitable for the undersigned.

          (j)    The undersigned understands that: (i) it may not be possible to readily liquidate an investment in the Company; (ii) there is no public market for the Units; (iii) no public market for the Units is expected to develop; (iv) even if a potential buyer could be found, the transferability of the Units is also restricted by the provisions of the state and federal securities laws; and (v) any sale or transfer of Units also requires the prior written consent of the Company's manager, which may be withheld in its sole discretion.

        By making these representations, the undersigned has not waived any right of action available under applicable federal or state securities laws.

        2.    INVESTOR SUITABILITY.    The undersigned hereby acknowledges and understands that an investment in the Units involves a high degree of risk and hereby represents and warrants that the undersigned: (a) is able to bear the loss of the undersigned's entire investment without any material adverse effect on the undersigned's economic stability, (b) understands that an investment in the Company involves substantial risks; and (c) has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the investment to be made by the undersigned pursuant to the prospectus. In addition, the undersigned represents and warrants that:

☐	The undersigned, or the fiduciary account for which the undersigned is purchasing, is a resident of one of the states listed in Appendix A to this Subscription Agreement; and
☐
The undersigned, or the fiduciary account for which the undersigned is purchasing, fulfills the investor suitability criteria that applies to a resident of such state, as indicated in Appendix A to this Subscription Agreement.

        3.    ACCEPTANCE OF OPERATING AGREEMENT.    By execution of this Agreement, the undersigned acknowledges and understands that the ownership of the Units and the management of the Company is governed solely by the terms and conditions of the Operating Agreement. In addition, the undersigned acknowledges: (a) the receipt of the Operating Agreement; (b) the ability to review the terms and conditions of the Operating Agreement (either with or without the undersigned's own legal counsel or business or tax advisor); (c) the ability to ask questions of and receive answers from the Company with respect to the Operating Agreement (with all such questions, if any, being answered to the full satisfaction of the Purchaser); and (d) the acceptance to be bound by the terms and conditions of the Operating Agreement.

        4.    PURCHASE OF UNITS; PAYMENT.    The undersigned hereby agrees to subscribe to the following number of Units at the purchase price of Five Thousand Dollars (US $5,000) per Unit, payable in cash concurrently with delivery of this Agreement:

PURCHASE PRICE PER UNIT:		$5,000.00
NUMBER OF UNITS TO BE PURCHASED (MINIMUM OF TWO (2) UNITS):	x

TOTAL PURCHASE PRICE:	$

        The total purchase price is payable in cash concurrently with delivery of this Agreement either through wire transfer, previously delivered, or through personal or certified check payable to "USA Capital First Trust Deed Fund, LLC." The total purchase price should be returned with this completed and executed Subscription Agreement and Power of Attorney to:

        USA Capital First Trust Deed Fund, LLC
        c/o USA Capital Realty Advisors, LLC
        4484 South Pecos Road
        Las Vegas, Nevada 89121

        The undersigned understands that the subscription funds will not be entitled to distributions from the Company until the undersigned is admitted to the Company as a Member.

        5.    CLASSIFICATION OF UNITS.    As described in the sections entitled, "Terms of the Offering—Classification of Units" and "Summary of Operating Agreement—Classification of Units," of the Prospectus, the undersigned is required to select a class for the Units to be purchased, where such selection is subject to the approval of the Manager. The three classes of Units are identical in right and obligation with the exception of the relevant holding periods for which the Units must be held and the relevant preferred returns for the Units. The relevant holding periods and the preferred returns for the Class A Units, the Class B Units or the Class C Units are provided for below. As discussed in the Prospectus, since the preferred returns for each class will vary during the course of the Offering, as adjusted by the Manager in light of applicable market conditions, the preferred returns for the classes and the spreads between the same will be maintained for Units issued as of any one date and may vary for Units of the same class issued as of different dates. The undersigned hereby designates the Units to be purchased as follows:

	Class	Holding Period	Current Preferred Rate of Return		Number of Units
☐	Class A	Twelve (12) months		%	Units
☐	Class B	Twenty-four (24) months		%	Units
☐	Class C	Thirty-six (36) months		%	Units

			TOTAL		Units

        6.    ELECTION TO RECEIVE OR REINVEST DISTRIBUTIONS.    The undersigned acknowledges and understands that the Company maintains a distribution reinvestment plan under which the undersigned may elect to receive or reinvest cash distributions. For additional information, see the sections of the Prospectus entitled "Summary—Distribution Reinvestment Plan" and "Summary of Operating Agreement—Receipt or Reinvestment of Distributions." Accordingly, to the extent that the undersigned remains qualified to purchase the Units and the Units are registered under the Securities Act of 1933, as amended, and applicable state securities statutes or an exemption from such registration is available, the undersigned may continue participating in the Company's distribution reinvestment plan. In order to elect whether to receive or reinvest monthly cash distributions, please choose one of the following two options:

☐	OPTION A: The undersigned elects to participate in the Company's distribution reinvestment plan rather than receive distributions in cash.
☐	OPTION B: The undersigned elects not to participate in the Company's distribution reinvestment plan and, instead, elects to receive distributions in cash.

        If you check neither blank, the undersigned will be considered to have elected to receive distributions in cash (Option B).

        7.    ACCEPTANCE.    This subscription agreement and power of attorney (this "Agreement") will be accepted or rejected by the Manager within fifteen (15) days of its receipt by the Company. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of Units specified below, for the purchase price of Five Thousand Dollars (US $5,000) per Unit. The Manager will return a countersigned copy of this Agreement to accepted subscribers, which copy (together with the cancelled check) of this Agreement will be evidence of my purchase of the Units.

        8.    INVESTOR INFORMATION.    (Please print or type.)

        Please complete the following, as applicable. (Investments by more than one of the following entities, even if related to each other or controlled by the same person, require completion of a separate Subscription Agreement and Power of Attorney.)

INDIVIDUAL:
Name:		SSN:

Address:

Telephone: (Home)	( ) -	Telephone: (Office)	( ) -

INDIVIDUAL RETIREMENT ACCOUNT ("IRA") OR PENSION OR PROFIT SHARING TRUST ("ERISA PLAN"):
Trustee:		Tax ID No.:

Address:		Acct. No.:

Telephone: (Home)	( ) -	Telephone: (Office)	( ) -
Names of All Participants:

CORPORATION, BUSINESS TRUST, LIMITED-LIABILITY COMPANY, PARTNERSHIP, TRUST OR OTHER:
Name:		Tax ID No.:

Address:		Acct. No.:

Telephone: (Home)	( ) -	Telephone: (Office)	( ) -
Names of All Equity Owners, Partners or Grantors:

        9.    POWER OF ATTORNEY.    The undersigned hereby irrevocably constitutes and appoints the Manager as the undersigned's true and lawful attorney-in-fact, with full power and authority for the undersigned, and in the undersigned's name, place and stead, to execute, acknowledge, verify, deliver, record, publish and file on the undersigned's behalf the following:

          (a)  The Operating Agreement and the articles of organization of the Company and any amendments thereto or cancellations thereof required under the laws of the State of Nevada;

          (b)  Any other certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

          (c)  Any documents that may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company.

        This power of attorney is a special power of attorney and is coupled with an interest in favor of the Manager and as such:

          (x)  Shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether the Company or the Manager shall have had notice thereof;

          (y)  May be exercised for a Member by a facsimile signature of the Manager or, after listing more than one Member, including the undersigned, by a single signature of the Manager acting as attorney in fact for all of them; and

          (z)  Shall survive the delivery of an assignment by a Member of the whole or any portion of the Member's Units in the Company, except that where the assignee thereof has been approved by the Manager for admission to the Company and a substituted Member, this power of attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.

        10.    INDEMNIFICATION.    THE UNDERSIGNED AGREES TO INDEMNIFY, DEFEND (BY COUNSEL REASONABLY ACCEPTABLE TO THE INDEMNIFIED PARTY) AND HOLD THE COMPANY, THE MANAGER, ITS MEMBERS AND THEIR RESPECTIVE MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES AND DAMAGES (INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES, WHICH SHALL BE PAID AS INCURRED) THAT ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

        IN WITNESS WHEREOF, the undersigned hereby agrees to become a Member in USA Capital First Trust Deed Fund, LLC, a Nevada limited-liability company, upon the terms and conditions set forth herein and in the Operating Agreement.

INDIVIDUAL:
Date:
(Signature of Subscriber)
By:
(Print Name of Subscriber)
Its:
(Print Title, If Applicable)
CORPORATION, TRUST OR OTHER:
Date:
(Signature of Authorized Signatory)
By:
(Print Name of Authorized Signatory)
Its:
(Print Title of Authorized Signatory)
IRA OR ERISA PLAN:
Date:
(Signature of Individual Plan Participant)
By:
(Print Name of Individual Plan Participant)
Date:
(Signature of Custodian or Trustee)
By:
(Print Name of Custodian or Trustee)
Its:
(Print Title of Custodian or Trustee)

FOR IRA OR ERISA PLANS, BOTH TRUSTEE AND BENEFICIAL OWNER(S) MUST SIGN.

ACCEPTANCE

        The foregoing Subscription Agreement and Power of Attorney is hereby accepted by USA Capital First Trust Deed Fund, LLC for the number and class of Units indicated below.

Dated:                        , 20

USA CAPITAL FIRST TRUST DEED FUND, LLC
By:	USA CAPITAL REALTY ADVISORS, LLC, its sole manager
	By:	USA INVESTMENT PARTNERS, LLC, its sole manager
		By:	USA COMMERCIAL MORTGAGE COMPANY, its sole manager
By:

Its:

INVESTMENT SUMMARY

EFFECTIVE DATE OF INVESTMENT	, 20
NUMBER OF UNITS PURCHASED	Units
Classification of Units	Number	Holding Period	Preferred Return
Class A	Units	12 Months		%
Class B	Units	24 Months		%
Class C	Units	36 Months		%

APPENDIX A—INVESTOR SUITABILITY

        The subscriber represents and warrants that the subscriber is a resident of one of the following states and meets one of the investor suitability requirements for such state:

☐	ARIZONA
If a resident of Arizona, the subscriber represents and warrants that the:
	☐	1.	Investment DOES NOT represent 10% or more of net worth; and further represents and warrants that the subscriber
-AND-
	☐	2.a.	Has a minimum net worth of $75,000 and minimum gross income of $75,000
-OR-
	☐	2.b.	Has a minimum net worth of $225,000
-OR-
	☐	2.c.	Is purchasing in a fiduciary capacity for a person meeting the requirements of either 2.a or 2.b above

☐	CALIFORNIA
If a resident of California, the subscriber represents and warrants that the subscriber:
	☐	1.a.	Has a minimum net worth of $60,000 and minimum gross income of $60,000
-OR-
	☐	1.b.	Has a minimum net worth of $225,000
-OR-
	☐	1.c.	Is purchasing in a fiduciary capacity for a person meeting the requirements of either 1.a or 1.b above

☐	FLORIDA, NEVADA OR NEW YORK
If a resident of either Florida, Nevada or New York, the subscriber represents and warrants that the subscriber:
	☐	1.a.	Has a minimum net worth of $45,000 and minimum gross income of $45,000
-OR-
	☐	1.b.	Has a minimum net worth of $150,000
-OR-
	☐	1.c.	Is purchasing in a fiduciary capacity for a person meeting the requirements of either 1.a or 1.b above

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USA CAPITAL FIRST TRUST DEED FUND, LLC A Nevada Limited-Liability Company SUBSCRIPTION BOOKLET AND INSTRUCTIONS
SUBSCRIPTION INSTRUCTIONS
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
ACCEPTANCE
INVESTMENT SUMMARY
APPENDIX A—INVESTOR SUITABILITY